UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006 (April 26, 2006)

GTx, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 26, 2006, at the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of GTx, Inc. (“GTx”), the stockholders approved the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan (the “Amended Directors’ Plan”). The Amended Directors’ Plan was adopted by the Board of Directors of GTx (the “Board”) on February 15, 2006, subject to stockholder approval, and is effective as of April 26, 2006.
     The Amended Directors’ Plan is an amendment and restatement of the GTx, Inc. 2004 Non-Employee Directors’ Stock Option Plan (the “Prior Plan”). The Amended Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to GTx’s non-employee directors who do not own more than ten percent of the combined voting power of GTx’s then outstanding securities. The aggregate number of shares of common stock that may be issued pursuant to options granted under the Amended Directors’ Plan is 268,000 shares, plus an annual increase for ten years beginning on January 1, 2007 and ending on (and including) January 1, 2016, equal to the lesser of 100,000 shares or the number of shares subject to options granted during the prior calendar year. However, the Board has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased each year. The Board administers the Amended Directors’ Plan and may not delegate administration of the Amended Directors’ Plan to a Board committee.
     Pursuant to the terms of the Amended Directors’ Plan, any individual who first becomes a non-employee director automatically will be granted an option to purchase shares of common stock (an “Initial Grant”). The number of shares subject to each Initial Grant shall initially be 10,000 shares, provided that the number of shares may be increased or decreased by the Board in its sole discretion. Any individual who is serving as a non-employee director on the day following an annual meeting of GTx’s stockholders, commencing with the day following the 2006 Annual Meeting, automatically will be granted an option to purchase shares of common stock on that date (an “Annual Grant”); provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual’s Annual Grant will be reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. The number of shares subject to each Annual Grant shall initially be 8,000 shares, provided that the number of shares may be increased or decreased by the Board in its sole discretion. Any change by the Board in the number of shares subject to an Annual Grant shall be applicable to all eligible non-employee directors receiving an Annual Grant on a particular grant date. The shares subject to each Initial Grant and each Annual Grant vest in a series of three successive equal annual installments measured from the date of grant, so that each Initial Grant and each Annual Grant will be fully vested three years after the date of grant. In the event of certain corporate transactions, as defined in the Amended Directors’ Plan, all outstanding options under the Amended Directors’ Plan may be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such options, then (i) with respect to any such options that are held by optionees then performing services for the Company or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. If a specified change in control transaction occurs, as defined in the Amended Directors’ Plan, then the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. If an optionee is required to resign his or her position as a non-employee director as a condition of the transaction, the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to the effectiveness of such resignation.
     A more detailed summary of the material features of the Amended Directors’ Plan is set forth in GTx’s definitive proxy statement for the 2006 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2006 (the “Proxy Statement”). The foregoing summary and the summary in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Directors’ Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Dated: April 27, 2006		Vice President, General Counsel/Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan.